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                                                                    EXHIBIT 23.3

              [LETTERHEAD OF JUPITER COMMUNICATIONS APPEARS HERE]



                                                              September 17, 1998



To:    Jack Hidary
       EarthWeb, Inc.


The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of EarthWeb, Inc. and any amendment thereto.


                                                         /s/ Marla Kammer
                                                  ------------------------------
                                                                By: Marla Kammer
                                  Title: Managing Editor, Jupiter Communications